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                                                                    Exhibit 99.1

                  STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350

     Pursuant to 18 U.S.C. Section 1350, each of the undersigned certifies that this Quarterly Report on Form 10-Q for the period ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Voxware, Inc.



Dated:  May 15, 2003         /s/  Bathsheba J. Malsheen*
                             ---------------------------------------------------
                                  Bathsheba J. Malsheen
                                  President and Chief Executive Officer

Dated:  May 15, 2003         /s/  Nicholas Narlis*
                             ---------------------------------------------------
                                  Nicholas Narlis
                                  Senior Vice President and
                                  Chief Financial Officer


* A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.